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                                                                    EXHIBIT 23.1



                                    FORM OF
                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 30, 1996, except
for  Note 17  which is  as of              ,  1996 relating  to the consolidated
financial statements of CCC Information Services Group Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the use of our report dated July 22, 1996 relating to the financial statements of CCC Development Company which appears in the Prospectus constituting part of this Registration Statement on Form S-1. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."


Price Waterhouse LLP


Chicago, Illinois
July 25, 1996